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                                                                    EXHIBIT 99.1

                               AVANEX CORPORATION

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                            FINANCIAL INFORMATION OF
                               AVANEX CORPORATION,
                        THE OPTRONICS DIVISION OF ALCATEL
                 AND THE OPTICAL COMPONENTS BUSINESS OF CORNING
      FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003 AND FOR THE YEAR ENDED
                                  JUNE 30, 2003

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          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

                       INTRODUCTION TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL INFORMATION

         The following unaudited pro forma condensed combined statements of operations for the year ended June 30, 2003 and the three months ended September 30, 2003 are based on the historical financial statements of Avanex, Alcatel's Optronics division and the optical components business of Corning, after giving effect to the transactions as purchases of Alcatel's Optronics division and the optical components business of Corning by Avanex using the purchase method of accounting, as required under the rules of the Securities and Exchange Commission, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined statements of operations are presented as if the transactions had occurred on July 1, 2002.

         The unaudited pro forma condensed combined statement of operations for the three months ended September 30, 2003 combines the historical three months ended September 30, 2003 for Avanex, which includes two months of operations of Alcatel's Optronics division and two months of operations of the optical components business of Corning, and the historical one-month ended July 31, 2003 for each of Alcatel's Optronics division and the optical components business of Corning. Since the acquisitions of Alcatel's Optronics division and the optical components business of Corning occurred prior to September 30, 2003, no unaudited pro forma condensed balance sheet is presented because the balance sheet of Avanex as of September 30, 2003 includes the purchase of Alcatel's Optronics division and the optical components business of Corning.

         Under the purchase method of accounting, the total purchase price, calculated as described in Notes 2 and 3 to this unaudited pro forma condensed combined financial information, is allocated to the net tangible and intangible assets of Alcatel's Optronics division and the optical components business of Corning acquired in connection with the transactions, based on their fair values as of the completion of the transactions.

         These unaudited pro forma condensed combined financial statements have been prepared based on an allocation of the purchase price of the acquired companies to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. Avanex engaged an independent third-party appraisal firm to assist it in determining the fair values of the assets acquired and the liabilities assumed. Such valuations require management to make significant estimations and assumptions, especially with respect to intangible assets. Critical estimates in valuing certain intangible assets include, but are not limited to: future expected cash flows from customer contracts, customer lists, supply agreements, and acquired developed technologies and patents. Management's estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable. The preliminary purchase price allocation may change due to the receipt of final valuations and completion of an assessment and formulation of additional restructuring plans. Management continues to assess and formulate restructuring plans to exit certain additional activities and to terminate or relocate certain employees. These assessments are still in process and management expects to adopt further formal restructuring plans in fiscal 2004. Any further restructuring costs related to former Alcatel and Corning activities will be accrued by the Company as a liability in conjunction with recording the purchase of Alcatel and Corning, with no impact on results of operations. Restructuring costs related to former Avanex activities will be charged to operations.

         This unaudited pro forma condensed combined financial information should be read in conjunction with the separate historical financial statements and accompanying notes of Alcatel's Optronics division and the optical components business of Corning included in a Form 8-K filed with the SEC on September 26, 2003 and the separate historical consolidated financial statements and accompanying notes of Avanex included in its annual report on Form 10-K for the year ended June 30, 2003 and the Form 10-Q for the quarter ended September 30, 2003 filed with the SEC. The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the consolidated results of operations or financial condition of Avanex that would have been reported had the transactions been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Avanex.

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                               AVANEX CORPORATION

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      THREE MONTHS ENDED SEPTEMBER 30, 2003

                                                                                   OPTICAL COMPONENTS BUSINESS OF
                                                   ALCATEL'S OPTRONICS DIVISION                CORNING
                                                 --------------------------------  ---------------------------------
                                     AVANEX        HISTORICAL     ADJUSTMENTS (1)    HISTORICAL      ADJUSTMENTS (1)  PRO FORMA
                                 --------------  -------------    ---------------  -------------     --------------- -----------
                                 3 MONTHS ENDED
                                  SEPTEMBER 30,  1 MONTH ENDED                     1 MONTH ENDED
                                      2003       JULY 31, 2003                     JULY 31, 2003
                                 --------------  -------------                    --------------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenue                      $       18,112  $      2,292    $        -       $       3,353     $        -      $    23,757
Cost of revenue                          27,195         5,303          (497)(a)           5,606            408 (a)       38,015
Stock compensation                           16             -             -                   -              -               16
                                 --------------  ------------    ----------       -------------     ----------      -----------
       Gross profit (loss)               (9,099)       (3,011)          497              (2,253)          (408)         (14,274)
                                 --------------  ------------    ----------       -------------     ----------      -----------

Operating expenses:
     Research and development             8,520         1,013             -               1,522              -           11,055
     Sales and marketing                  5,033           157             -                 629              -            5,819
     General and administrative           5,297           206             -               1,255              -            6,758
     Stock compensation (2)                 327             -             -                   -              -              327
     Amortization of intangibles            726             -           212 (c)               -            125 (c)        1,063
     Restructuring charges                 (155)        3,540             -                   -              -            3,385
                                 --------------  ------------    ----------       -------------     ----------      -----------
        Total operating expenses         19,748         4,916           212               3,406            125           28,407
                                 --------------  ------------    ----------       -------------     ----------      -----------
Loss from operations                    (28,847)       (7,927)          285              (5,659)          (533)         (42,681)
Interest and other income                 1,245         2,055             -                   -              -            3,300
Interest and other expense                 (310)            -             -                 (51)             -             (361)
                                 --------------  ------------    ----------       -------------     ----------      -----------
Net loss before tax                     (27,912)       (5,872)          285              (5,710)          (533)         (39,742)
Income tax                                    -             -             -                   -              -                -
                                 --------------  ------------    ----------       -------------     ----------      -----------

Net loss                         $      (27,912) $     (5,872)   $      285       $      (5,710)    $     (533)     $   (39,742)
                                 ==============  ============    ==========       =============     ==========      ===========

Basic and diluted net loss per
 common share                    $        (0.26)           (3)                               (3)                    $     (0.31)(3)
                                 ==============                                                                     ===========

Weighted average number of
 shares used in computing basic
 and diluted net loss per common
 share                                  107,716            (3)                               (3)                        127,749 (3)
                                 ==============                                                                     ===========

--------------------------
(1) The letters refer to a description of the adjustment in Note 4

(2) Below is the allocation of stock compensation expense:

Research and development         $          119                                                                     $       119
Sales and marketing                         134                                                                             134
General and administrative                   74                                                                              74
                                 --------------                                                                     -----------
                                 $          327                                                                     $       327
                                 ==============                                                                     ===========

(3) Refer to Note 5

   See accompanying notes to unaudited pro forma condensed combined financial information.

                               AVANEX CORPORATION

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 2003

                                                                                      OPTICAL COMPONENTS
                                                   ALCATEL'S OPTRONICS DIVISION       BUSINESS OF CORNING
                                                   ----------------------------    ----------------------------
                                      AVANEX       HISTORICAL    ADJUSTMENTS(1)    HISTORICAL    ADJUSTMENTS(1)      PRO FORMA
                                      ------       ----------    --------------    ----------    --------------      ---------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenue                          $  21,416      $  40,310      $      --        $  35,087      $      --         $  96,813
Cost of revenue                         30,035        109,965         (6,920)(a)       36,453            214 (a)       169,747
Stock compensation                        (202)            --             --               --             --              (202)
                                     ---------      ---------      ---------        ---------      ---------         ---------
     Gross profit (loss)                (8,417)       (69,655)         6,920           (1,366)          (214)          (72,732)
                                     ---------      ---------      ---------        ---------      ---------         ---------
Operating expenses:
   Research and development             16,170         33,626             --           22,650             --            72,446
   Sales and marketing                   6,120          7,415             --            4,362             --            17,897
   General and administrative            9,033         33,418             --           15,202             --            57,653
   Stock compensation (2)                 (107)            --             --               --             --              (107)
   Amortization of
     intangibles                           200            104           (104)(c)        1,739         (1,739)(c)         4,265
                                                                       2,530 (b)                       1,535 (b)
   Reduction in long-lived
     assets                              1,548        149,753             --          147,186             --           298,487
   Restructuring charges                22,438         57,123             --            7,022             --            86,583
   Merger costs                          4,126          8,041             --               --             --            12,167
                                     ---------      ---------      ---------        ---------      ---------         ---------
     Total operating expenses           59,528        289,480          2,426          198,161           (204)          549,391
                                     ---------      ---------      ---------        ---------      ---------         ---------
Loss from operations                   (67,945)      (359,135)         4,494         (199,527)           (10)         (622,123)
Interest and other income                4,167            835             --               --             --             5,002
Interest and other expense              (1,634)       (10,652)            --              (86)            --           (12,372)
                                     ---------      ---------      ---------        ---------      ---------         ---------
Net loss before tax                    (65,412)      (368,952)         4,494         (199,613)           (10)         (629,493)
Income tax                                  --        (17,858)        (1,974)              --             --           (19,832)
                                     ---------      ---------      ---------        ---------      ---------         ---------
Net loss before cumulative
   effect of an accounting
   change                            $ (65,412)     $(386,810)     $   2,520        $(199,613)     $     (10)        $(649,325)
                                     =========      =========      =========        =========      =========         =========
Basic and diluted net loss
   per common share                  $   (0.96)            (3)                             (3)                       $   (5.19)(3)
                                     =========                                                                       =========
Weighted average number of
   shares used in computing
   basic and diluted net loss
   per common share                     68,371             (3)                             (3)                         125,216 (3)
                                     =========                                                                       =========

---------
(1)The letters refer to a description of the adjustment in Note 4.

(2)Below is the allocation of stock compensation expense:

Research and development                            $    (107)                                                       $    (107)
Sales and marketing                                      (199)                                                            (199)
General and administrative                                199                                                              199
                                                    ---------                                                        ---------
                                                    $    (107)                                                       $    (107)
                                                    =========                                                        =========

(3) Refer to Note 5.

   See accompanying notes to unaudited pro forma condensed combined financial information.

                                     AVANEX

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

1. BASIS OF PRO FORMA PRESENTATION

     On May 12, 2002, Avanex Alcatel and Corning entered into a Share Acquisition and Asset Purchase Agreement (the "Agreement") pursuant to which Avanex acquired:

- From Alcatel, all of the outstanding capital stock of Alcatel Optronics France SA ("Alcatel's Optronics division") by exchanging shares of Avanex common stock equal to the product of (i) 0.28, multiplied by (ii) the quotient obtained by dividing (a) that number of shares of Avanex common stock outstanding immediately prior to closing by (b) 0.55 (number of shares to be issued = 28% x the number of shares of Avanex common stock outstanding immediately before closing / 55%). Based upon 69,476,460 shares of Avanex common stock outstanding at July 31, 2003, approximately 35 million shares of Avanex common stock were issued to Alcatel with a value of approximately $63 million. The average market price of Avanex's common stock of $1.79 was determined based on the closing price from May 8, 2003 to May 14, 2003, which includes two trading days prior and two trading days subsequent to the public announcement of the transaction; and,

- From Corning, certain U.S. and Italian assets including specified inventory, long-lived assets and intellectual property (collectively "the optical components business of Corning"). Corning sublet its Erwin Park, New York facility to Avanex and transferred Corning's Milan, Italy lease agreement to Avanex. Avanex also assumed certain repair and warranty obligations. In addition, Avanex employs approximately 400 employees of the optical components business of Corning previously employed in the U.S. and Italy. The purchase price was consummated by exchanging shares of Avanex common stock equal to the product of (i) 0.17, multiplied by (ii) the quotient obtained by dividing (a) that number of shares of Avanex common stock outstanding immediately prior to closing by (b) 0.55 (number of shares to be issued = 17% x the number of shares of Avanex common stock outstanding immediately before closing / 55%). Based upon 69,476,460 shares of Avanex common stock outstanding at July 31, 2003, approximately 21 million shares of Avanex common stock were issued to Corning with a value of approximately $38 million. The average market price of Avanex's common stock of $1.79 was determined based on the closing price from May 8, 2003 to May 14, 2003, which includes two trading days prior and two trading days subsequent to the public announcement of the transaction.

     The transactions closed on July 31, 2003 and were accounted for under the purchase method of accounting.

2.       ACQUISITION OF ALCATEL'S OPTRONICS DIVISION

     The total purchase price is as follows (in thousands):

Value of securities issued            $   63,064
Transaction costs and expenses             6,533
                                      ----------
Total purchase price                  $   69,597
                                      ==========

     Under the purchase method of accounting, the total purchase price as shown in the table above is allocated to Alcatel's Optronics division net tangible and intangible assets based on their estimated fair values as of the date of the completion of the transaction. Based on a draft independent third-party appraisal, the preliminary purchase price allocation, which may change upon receipt of final valuations and completion of assessment and formulation of additional restructuring plans, is as follows (in thousands):

                                                                               ESTIMATED USEFUL
                                                                   AMOUNT       LIFE IN YEARS
                                                                   ------       -------------
Cash, cash equivalents and short term investments                $ 108,613
Accounts receivable                                                  8,050
Inventories                                                         14,169
Other current assets                                                10,320
Due from related party                                              12,578
Long-term investments                                                2,085
Property and equipment                                              13,044
Accounts payable                                                   (15,564)
Restructuring                                                      (67,220)

                                                                               ESTIMATED USEFUL
                                                                   AMOUNT       LIFE IN YEARS
                                                                   ------       -------------
Other accrued expenses                                             (21,520)
Warranty                                                            (1,406)
Other long-term obligations                                         (3,185)
                                                                 ---------
Tangible net assets                                                 59,964
Intangible assets acquired - Core and developed technology           9,633        3-4 years
                                                                 ---------
Total estimated purchase price                                   $  69,597
                                                                 =========

     The acquired developed technology, which is comprised of products that are technologically feasible, primarily includes DWDM lasers, photodetectors, optical amplifiers, high-speed interface modules and passive optical devices. Core technology and patents represent a combination of Alcatel's Optronics division processes, patents and trade secrets. Avanex amortizes the developed technology on a straight-line basis over an estimated life of 3-4 years.

3. ACQUISITION OF THE OPTICAL COMPONENTS BUSINESS OF CORNING

     The total purchase price is as follows (in thousands):

Value of securities issued                   $   38,289
Transaction costs and expenses                    3,967
                                             ----------
Total purchase price                         $   42,256
                                             ==========

     Under the purchase method of accounting, the total purchase price as shown in the table above is allocated to the optical components business of Corning net tangible and intangible assets based on their estimated fair values as of the date of the completion of the transaction. Based on a draft independent third-party appraisal the preliminary purchase price allocation, which may change upon receipt of final valuations and completion of assessment and formulation of additional restructuring plans, is as follows (in thousands):

                                                                               ESTIMATED USEFUL
                                                                    AMOUNT      LIFE IN YEARS
                                                                    ------      -------------
Cash, cash equivalents and short term investments                $    20,023
Due from related party                                                 3,533
Inventories                                                           11,646
Property and equipment                                                11,696
Restructuring accrual                                                 (4,983)
Accrued expenses                                                      (2,252)
Warranty                                                              (4,533)
Supply agreement                                                      (5,457)
                                                                 -----------
Tangible net assets                                                   29,673
Intangible assets acquired - Core and developed technology             5,990      3-4 years
Goodwill                                                               6,593
                                                                 -----------
Total estimated purchase price                                   $    42,256
                                                                 ===========

     The acquired developed technology, which is comprised of products that are technologically feasible, primarily includes amplifiers, dispersion compensation modules and modulators. Core technology and patents represent a combination of the optical components business of Corning processes, patents and trade secrets. Avanex amortizes the developed technology on a straight-line basis over an estimated life of 3-4 years.

4. PRO FORMA ADJUSTMENTS

     The accompanying unaudited pro forma condensed combined financial information reflects the following pro forma adjustments:

     (a) To record the difference between the depreciation on the estimate of fair value of property and equipment and the historical amounts;

     (b) To eliminate pre-acquisition amortization of intangible assets; and

     (c) To reflect amortization of the estimate of fair value of the core and developed technology assets.

5. PRO FORMA SHARES FOR EARNINGS PER SHARE

     The following table shows the calculation of shares used in computing the pro forma earnings per share in the unaudited pro forma condensed combined statements of operations for the year ended June 30, 2003 (in thousands):

                                                                                                                 YEAR ENDED
                                                                                                                JUNE 30, 2003
                                                                                                                -------------
Avanex historical weighted average shares used in computing basic net income (loss) per share                       68,371
Shares of Avanex common stock issued to Alcatel in exchange for shares of Alcatel's Optronics division              35,370
Shares of Avanex common stock issued to Corning in exchange for acquisition of the optical components
  business of Corning                                                                                               21,475
                                                                                                                   -------
Pro forma weighted average shares used in computing basic net income (loss) per share                              125,216
                                                                                                                   =======

The pro forma weighted average shares used in computing basic net income (loss) per share for the three months ended September 30, 2003 are based on the actual weighted average number of shares of Avanex common stock outstanding for the quarter ended September 30, 2003 plus 12,420 shares (representing the difference between the shares issued by Avanex in the transaction to acquire Alcatel's Optronics division and the amount already included in the actual weighted average number of shares of Avanex common stock outstanding for the quarter ended September 30, 2003) and the 7,613 shares (representing the difference between the shares issued by Avanex in the transaction to acquire the optical components business of Corning and the amount already included in the actual weighted average number of shares of Avanex common stock outstanding for the quarter ended September 30, 2003).

     No weighted average diluted shares were used in the calculation of pro forma earnings per share as the impact would have been antidilutive.

     There is no outstanding share capital in the financial statements of Alcatel's Optronics division and the optical components business of Corning. Therefore, basic and diluted net income (loss) per share for these entities is not separately presented.

6. INCOME TAXES

     The pro forma combined provision for income taxes does not represent the amounts that would have resulted had Avanex, Alcatel's Optronics division and the optical components business of Corning filed consolidated income tax returns during the periods presented.